                                                                                                                 Exhibit 12.1
                                                                                                                   6/20/102
                              GEORGIA POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                       five years ended December 31, 2001
                       and the year to date March 31, 2002



                                                                          Year ended December 31,
                                                          --------------------------------------------------------------
                                                             1997               1998                    1999
                                                             ----               ----                    ----
                                                         ---------------------Thousands of Dollars----------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                 $   1,277,565      $   1,249,768      $        1,158,999
      AFUDC - Debt funds                                          9,030              7,117                  12,429
                                                          --------------     --------------     -------------------
         Earnings as defined                              $   1,286,595      $   1,256,885      $        1,171,428
                                                          ==============     ==============     ===================




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                           $     196,707      $     182,879      $          164,375
   Interest on interim  obligations                               7,795             12,213                  19,787
   Amort of debt disc, premium  and expense, net                 14,191             13,378                  15,127
   Other interest  charges                                       57,623             71,536                  75,868
                                                          --------------     --------------     -------------------
         Fixed charges as defined                         $     276,316      $     280,006      $          275,157
                                                          ==============     ==============     ===================



RATIO OF EARNINGS TO FIXED CHARGES                                4.66               4.49                    4.26
                                                                  =====              =====                   =====


Note:        The above figures have been adjusted to give effect to Georgia
             Power Company's 50% ownership of Southern Electric Generating
             Company.




                                                                                                                 Exhibit 12.1
                                                                                                                   6/20/102
                              GEORGIA POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                       five years ended December 31, 2001
                       and the year to date March 31, 2002

                                                                                                                       Three
                                                                                                                       Months
                                                                                                                       Ended
                                                                         Year ended December 31,                     March 31,
                                                        ------------------------------------------------------------------------
                                                                     2000                     2001                    2002
                                                                     ----                     ----                    ----
                                                        ----------------------------Thousands of Dollars------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                    $         1,192,370      $         1,220,654      $         263,415
      AFUDC - Debt funds                                                  23,396                   13,574                  2,126
                                                             --------------------     --------------------     ------------------
         Earnings as defined                                 $         1,215,766      $         1,234,228      $         265,541
                                                             ====================     ====================     ==================




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                              $           171,994      $           162,546      $          33,541
   Interest on interim  obligations                                       28,262                   25,082                  3,798
   Amort of debt disc, premium  and expense, net                          14,257                   15,106                  4,037
   Other interest  charges                                                79,396                   55,175                 16,382
                                                             --------------------     --------------------     ------------------
         Fixed charges as defined                            $           293,909      $           257,909      $          57,758
                                                             ====================     ====================     ==================



RATIO OF EARNINGS TO FIXED CHARGES                                         4.14                     4.79                   4.60
                                                                           =====                    =====                  ====


Note:        The above figures have been adjusted to give effect to Georgia
             Power Company's 50% ownership of Southern Electric Generating
             Company.
